Exhibit 99.1
Carbonite Reports Record Revenues and Bookings for the First Quarter of 2015 driven by 42% growth in SMB Bookings

BOSTON, MA - April 28, 2015 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud and hybrid business continuity solutions for small and midsize businesses (SMBs), today announced financial results for the first quarter ended March 31, 2015. Record revenue for the first quarter was $33.0 million, an increase of 13% year over year. Total bookings for the first quarter were $36.9 million, an increase of 13% year over year.

“Our performance this quarter was primarily due to the outstanding growth we saw in SMB bookings driven by the strength of Carbonite Server Backup and momentum we are seeing in the channel,” said Mohamad Ali, President and CEO. “These results clearly indicate there is a need for business continuity solutions designed specifically for SMBs that are powerful but consumer-simple at disruptive price-points.  Carbonite is one of the very few companies able to meet the specific needs of this extremely large but underserved SMB market.”

Anthony Folger, Chief Financial Officer and Treasurer said, “I am pleased with our strong performance this quarter, including record bookings and revenue. Our SMB bookings are becoming an increasingly large percentage of total bookings and our consumer bookings maintained steady growth. Overall, our performance this quarter reflects the commitment Carbonite is making to deliver on its 2015 strategy of enhancing our product portfolio, maximizing partner success and expanding our presence internationally.”
First Quarter 2015 Results:

•	Revenue for the first quarter was $33.0 million, an increase of 13% from $29.1 million in the first quarter of 2014.

•	Bookings for the first quarter were $36.9 million, an increase of 13% from $32.5 million in the first quarter of 2014.

•
Cash flow from operations for the first quarter was $2.6 million, compared to $7.3 million in the first quarter of 2014. Free cash flow for the first quarter was $2.6 million, compared to $4.2 million in the first quarter of 2014.[1]

•	Total cash and investments were $64.5 million as of March 31, 2015, compared to $70.0 million as of March 31, 2014.

•	Gross margin for the first quarter was 69.7%, compared to 68.2% in the first quarter of 2014. Non-GAAP gross margin was 71.1% in the first quarter, compared to 69.0% in the first quarter of 2014.[2]

•
Net loss for the first quarter was ($6.2) million, compared to a net loss of ($1.0) million in the first quarter of 2014. Non-GAAP net loss for the first quarter was ($1.4) million, compared to non-GAAP net income of $0.5 million in the first quarter of 2014.[3]

•
Net loss per share for the first quarter was ($0.23) (basic and diluted), compared to a net loss per share of ($0.04) (basic and diluted) in the first quarter of 2014. Non-GAAP net loss per share was ($0.05) (basic and diluted) for the first quarter, compared to non-GAAP net income per share of $0.02 (basic and diluted) in the first quarter of 2014.[3]

[1]
Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, tender offer-related payments, CEO transition payments and the cash portion of the lease exit charge from net cash provided by operating activities.

[2]	Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense.

[3]
Non-GAAP net (loss) income and non-GAAP net (loss) income per share excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, restructuring-related expense, acquisition-related expense, tender offer-related expense and CEO transition expense.

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below, and a reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Business Outlook

For the second quarter of 2015, revenues are expected to be in the range of $33.5-$33.7 million and non-GAAP net (loss) per share to be in the range of ($0.04)-($0.02).
For the full year of 2015, revenues are expected to be in the range of $137.3-$138.3 million and non-GAAP net income per share to be in the range of $0.09-$0.11.
Carbonite’s expectations of non-GAAP net earnings (loss) per share for the quarter and full year excludes stock-based compensation expense, patent litigation expense, tender offer-related expense, amortization expense on intangible assets and assumes a 2015 effective tax rate of 0% and weighted average shares outstanding of approximately 27.5 million for the quarter and 27.6 million for the full year 2015.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Tuesday, April 28, 2015 at 8:30 a.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 23959454.
Following the completion of the call, a recorded replay will be available on the company’s website, http://investor.carbonite.com, under “Events & Presentations” through April 28, 2016.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net (loss) income and non-GAAP net (loss) income per share, non-GAAP operating expense and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue, net of foreign exchange (excluding deferred revenue recorded in connection with acquisitions) during the same period. Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense. Non-GAAP net (loss) income and non-GAAP net (loss) income per share excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, restructuring-related expense, acquisition-related expense, tender offer-related expense and CEO transition expense. Non-GAAP operating expense excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, restructuring-related expense, acquisition-related expense, tender offer-related expense and CEO transition expense. Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, tender-off related payments, CEO transition payments and the cash portion of the lease exit charge from net cash provided by operating activities.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements
This Press Release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission, which is available on www.sec.gov. Except as required by law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite (Nasdaq:CARB) is a leading provider of cloud and hybrid business continuity solutions for small and midsized businesses. Together with our partners, we support more than 1.5 million individuals and small businesses around the world who rely on us to ensure their important data is protected, available and useful. To learn more about Carbonite, our partner program, and our award-winning backup, recovery & archiving solutions, visit us at Carbonite.com.
Investor Relations Contacts:
Emily Walt
Carbonite
617-927-1972
investor.relations@carbonite.com

Media Contact:
Megan Wittenberger
Carbonite
617-421-5687
media@carbonite.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenue	$33,026	$29,137
Cost of revenue	10,014	9,260
Gross profit	23,012	19,877
Operating expenses:
Research and development	6,929	5,422
General and administrative	7,576	3,520
Sales and marketing	14,381	11,873
Restructuring charges	119	4
Total operating expenses	29,005	20,819
Loss from operations	(5,993)	(942)
Interest and other (expense) income, net	(33)	(30)
Loss before income taxes	(6,026)	(972)
Provision for income taxes	(204)	(10)
Net loss	$(6,230)	$(982)
Net loss per share:
Basic and diluted	$(0.23)	$(0.04)
Weighted-average shares outstanding:
Basic and diluted	27,239,201	26,583,158

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$59,039	$46,084
Marketable securities	5,499	15,031
Trade accounts receivable, net	3,141	2,412
Prepaid expenses and other current assets	6,318	5,224
Restricted cash	829	828
Total current assets	74,826	69,579
Property and equipment, net	24,582	25,944
Other assets	1,923	2,181
Acquired intangible assets, net	9,037	10,322
Goodwill	22,350	23,728
Total assets	$132,718	$131,754
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,468	$7,346
Accrued expenses	10,084	10,506
Current portion of deferred revenue	78,950	75,494
Total current liabilities	95,502	93,346
Deferred revenue, net of current portion	16,057	15,930
Other long-term liabilities	7,780	7,940
Total liabilities	119,339	117,216
Stockholders’ equity
Common stock	273	272
Additional paid-in capital	156,644	152,920
Treasury stock, at cost	(22)	(22)
Accumulated deficit	(145,558)	(139,328)
Accumulated other comprehensive income	2,042	696
Total stockholders’ equity	13,379	14,538
Total liabilities and stockholders’ equity	$132,718	$131,754

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net loss	$(6,230)	$(982)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,354	3,155
Gain on disposal of equipment	(33)	—
Accretion of discount on marketable securities	(9)	(5)
Stock-based compensation expense	2,468	1,257
(Reduction of) provision for reserves on accounts receivable	(20)	30
Other non-cash items, net	107	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(795)	(299)
Prepaid expenses and other current assets	(1,065)	(32)
Other assets	218	(2)
Accounts payable	1,172	(779)
Accrued expenses	(611)	1,677
Other long-term liabilities	184	(45)
Deferred revenue	3,831	3,349
Net cash provided by operating activities	2,571	7,324
Investing activities
Purchases of property and equipment	(3,289)	(3,145)
Proceeds from sale of property and equipment	33	—
Proceeds from maturities of marketable securities	12,712	2,750
Purchases of marketable securities	—	(2,500)
(Increase) in restricted cash	(136)	—
Net cash provided by (used in) investing activities	9,320	(2,895)
Financing activities
Proceeds from exercise of stock options	1,276	490
Net cash provided by financing activities	1,276	490
Effect of currency exchange rate changes on cash	(212)	(19)
Net increase in cash and cash equivalents	12,955	4,900
Cash and cash equivalents, beginning of period	46,084	50,392
Cash and cash equivalents, end of period	$59,039	$55,292

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)
Calculation of Bookings

	Three Months Ended March 31,
	2015	2014
Revenue	$33,026	$29,137
Add:
Deferred revenue ending balance	95,007	87,349
Impact of foreign exchange	241	—
Less:
Deferred revenue beginning balance	91,424	84,000
Change in deferred revenue balance	3,824	3,349
Bookings	$36,850	$32,486
Calculation of Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income per Share

	Three Months Ended March 31,
	2015	2014
Net loss	$(6,230)	$(982)
Add:
Amortization of intangibles	479	233
Stock-based compensation expense	2,468	1,257
Patent litigation expense	88	17
Restructuring-related expense	115	—
Acquisition-related expense	356	—
Tender offer-related expense	1,297	—
CEO transition expense	54	—
Non-GAAP net (loss) income	$(1,373)	$525
Weighted-average shares outstanding:
Basic and diluted	27,239,201	26,583,158
Non-GAAP net (loss) income per share:
Basic and diluted	$(0.05)	$0.02

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended March 31,
	2015	2014
Gross profit	$23,012	$19,877
Add:
Amortization of intangibles	316	110
Stock-based compensation expense	167	117
Non-GAAP gross profit	$23,495	$20,104
Non-GAAP gross margin	71.1%	69.0%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended March 31,
	2015	2014
Research and development	$6,929	$5,422
Less:
Stock-based compensation expense	325	260
Non-GAAP research and development	$6,604	$5,162

General and administrative	$7,576	$3,520
Less:
Amortization of intangibles	54	40
Stock-based compensation expense	1,733	652
Patent litigation expense	88	17
Acquisition-related expense	61	—
Tender offer-related expense	1,297	—
CEO transition expense	54	—
Non-GAAP general and administrative	$4,289	$2,811

Sales and marketing	$14,381	$11,873
Less:
Amortization of intangibles	109	83
Stock-based compensation expense	243	228
Acquisition-related expense	295	—
Non-GAAP sales and marketing	$13,734	$11,562

Restructuring charges	$119	$4
Less:
Restructuring-related expense	115	—
Non-GAAP restructuring charges	$4	$4

Calculation of Free Cash Flow

	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities	$2,571	$7,324
Subtract:
Purchases of property and equipment	3,289	3,145
Add:
Payments related to corporate headquarter relocation	1,309	64
Acquisition-related payments	75	—
Tender offer-related payments	1,262	—
CEO transition payments	29	—
Cash portion of lease exit charge	622	—
Free cash flow	$2,579	$4,243